SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 17, 2017. Of 4,462,019 shares outstanding on the record date of the meeting (March 24, 2017) and entitled to vote, 3,711,981 shares were represented in person or by proxy. The following two matters were voted on by the shareholders and approved at the meeting:

1.	To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Steven J. Bourgeois	2,501,286	19,887	1,190,808
Dawn D. Bugbee	2,501,899	19,274	1,190,808
Kenneth D. Gibbons	2,455,861	65,312	1,190,808
John M. Goodrich	2,507,860	13,313	1,190,808
Timothy W. Sargent	2,501,650	19,523	1,190,808
David S. Silverman	2,460,870	60,303	1,190,808
John H. Steel	2,507,216	13,957	1,190,808
Schuyler W. Sweet	2,502,125	19,048	1,190,808
Cornelius J. Van Dyke	2,501,780	19,393	1,190,808

2.	To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2017. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,680,918	7,191	23,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 18, 2017	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 18, 2017	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer